U.S. Securities and Exchange Commission
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 22nd, 2010
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Commission File No. 0-52556
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SPARTAN GOLD LTD.
(Name of small business issuer as specified in its charter)

Nevada	27-3726384
State of Incorporation	IRS Employer Identification No.

13591 N. Scottsdale Rd Suite 233 Scottsdale, AZ 85260
(Address of principal executive offices)

(602) 904-5411
(Issuer's telephone number)

__________________________________________________
(Former name or former address, if changed since last report)

13520 Oriental St
Rockville, Md 20853
(202) 536-5191

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 22nd, 2010, Spartan Gold Ltd., a Nevada corporation (the “Company”) and Mexivada Mining Corporation, entered into a Option and Mining Claim Acquisition Agreement for the property known as “Poker Flats” located within the Carlin Mining District in Elko County, Nevada.

Under the terms of the agreement, Spartan Gold is responsible for financing of the first stage exploration activities at Poker Flats.  Sphere Resources, a joint-venturer, will assume the responsibility to complete the mining feasibility study for the project upon completion of the exploration program.

This agreement enables Spartan Gold, along with its joint venture partner Sphere Resources, Inc., to acquire an equally shared 70% interest in the Poker Flats gold concession.

The business of Spartan Gold Ltd. is described herein:

Spartan Gold Ltd. (OTCBB: SPAG) is a publicly traded U.S. based junior gold exploration and mining company with gold exploration and development activity initially centered in the northeast region of Alabama.  The company is currently pursuing opportunities in both the Carlin-Rain and Round Mountain-Northumberland Gold Trends in Nevada. The Carlin, and Round Mountain, and Northumberland Mining Districts of Nevada each are endowed with major gold deposits. The directors, management and advisers of Spartan Gold have over 90 years of combined experience in the exploration and development of global mining projects.

Spartan's commitment to asset growth and increased shareholder value will be sustained by the development of highly prospective projects, accelerated exploration activities and the acquisition of viable resources. Spartan has selected an international board of directors experienced in undertaking exploration, development and funding of numerous energy and minerals projects around the world. The company is currently exploring additional acquisition opportunities.

Mexivada Mining Corp.:

Mexivada Mining Corporation  (TSX-V; MNV) is a diversified Canadian mineral exploration company focused on identifying, acquiring, advancing, mining, and joint venturing high-grade Gold-Silver, Tellurium, Diamond, and Rare Metal exploration projects in Mexico, Nevada, Canada, and Africa.

Item 9.01 Exhibits.

(b) Exhibits

10.1	Option and Mining Claim Acquisition Agreement between Spartan Gold Ltd & Mexivada Mining Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN GOLD LTD.
(Registrant)

Dated: December 27th, 2010	By: /s/ William Whitmore
William Whitmore, Chief Executive Officer and Director